Exhibit 99.1

IDENTIV REPORTS FOURTH QUARTER AND FISCAL YEAR 2017 RESULTS

FREMONT, Calif., March 8, 2018 — Identiv, Inc. (NASDAQ: INVE), a global provider of physical security and secure identification, reported financial results for the fiscal year and fourth quarter ended December 31, 2017.

Recent Business Highlights

•	Achieved 13% year-over-year revenue growth in the fourth quarter of 2017

•	Acquired video technology and data analytics company 3VR, strengthening position in Premises security

•	Strengthened financial position with financing of up to $20 million and elimination of 50% of term debt

•	Amended financing agreement with improved line-of-credit terms, providing additional financial flexibility to execute on growth strategy

•	Released ICPAM 3.1 with Input Modules, Data Center Rack Solution, and Mx-1 Controller Integration

•	Continued volume shipments for NFC applications in apparel & home security

•	Invested in Engineering leadership to accelerate delivery of products

Fourth Quarter 2017 Financial Results

Revenues for the fourth quarter of 2017 were $16.6 million, compared to $15.4 million in the third quarter of 2017 and $14.6 million in the fourth quarter of 2016, reflecting a sequential increase of 7% from the third quarter of 2017, and a year-over-year increase of 13% from the fourth quarter of 2016.

Revenues in the Premises (PACS) segment grew 20% sequentially and grew 5% year-over-year. Contributing to the sequential growth in the fourth quarter were strong controller and access reader sales and deliveries for Government orders. Year-over-year growth was mainly driven by increased revenue from services and software, in line with the Company’s focus and its recently launched Identiv Global Services program. Revenues in the Identity segment increased 9% sequentially and decreased 6% year-over-year. The fourth quarter benefited from continued strong sales of reader chipsets and payment modules, as well as strong demand from distribution and OEM partners for applications like secure printing. New distribution partnerships for international regions were signed during the quarter. Revenue in the Credentials segment decreased 6% sequentially and grew 48% year-over-year. The year-over-year growth reflects an increase in RFID and NFC transponder sales, predominantly to key accounts in the U.S. and Asia-Pacific regions, as well as continuing growth in access cards sales domestically.

GAAP gross margin was 30% in the fourth quarter of 2017, compared to 38% in the third quarter of 2017 and 43% in the fourth quarter of 2016. The sequential gross margin decrease mainly reflects an increase in gross margin in the Premises and Identity segments, offset by lower margin in the Credentials segment due to a transponder related inventory reserve adjustment associated with a customer relationship which ended at the end of 2015 and the Company’s decision to discontinue plans for alternate use of the product.

Non-GAAP gross margin was 43% in the fourth quarter of 2017, compared to 40% in the third quarter of 2017 and 45% in the fourth quarter of 2016.

GAAP operating expenses were $7.0 million in the fourth quarter of 2017, compared to $6.2 million in the third quarter of 2017, and $6.4 million in the fourth quarter of 2016, reflecting a sequential increase of 12% and a year-over-year increase of 10%. The increase predominantly reflects general and administrative expenses, which in the previous and comparable quarter were lower due to reimbursements received from insurance providers.

Non-GAAP operating expenses for the fourth quarter of 2017 were $5.8 million, compared to $5.2 million in the third quarter of 2017 and $5.4 million in the fourth quarter of 2017, reflecting a sequential increase of 12% and a year-over-year increase of 8%. Non-GAAP operating expenses were in line with the Company’s stated target of less than $6 million quarterly of business-related operating expenses.

GAAP net loss totaled $4.5 million, or $(0.31) per share in the fourth quarter of 2017, compared to $1.0 million, or $(0.07) per share in the third quarter of 2017, and $1.1 million, or $(0.10) per share in the fourth quarter of 2016. The increase in the quarter mainly reflects the transponder related inventory reserve adjustment noted above and the loss on extinguishment of debt.

Non-GAAP adjusted EBITDA for the fourth quarter of 2017 totaled $1.3 million, compared with $0.9 million in the third quarter of 2017 and $1.1 million in the fourth quarter of 2016.

Fiscal Year 2017 Financial Results

Fiscal year 2017 revenue was $60.2 million, an increase of 7% from $56.2 million in fiscal year 2016. The increase was predominantly driven by a 21% increase of revenues in the Credentials segment resulting from high demand in RFID and NFC transponder inlays for library and higher value applications in brand authenticity and consumer experience as well as access cards. Revenues from the Identity segment grew 11%, driven by strong demand for smart card readers, chipsets and OEM modules for payment and identity applications. Revenue in the PACS segment decreased by 2%, mainly reflecting lower revenue from controllers and access readers, partially offset by increasing revenue from software and services.

Fiscal year 2017 GAAP gross margin was 37%, compared to 42% in fiscal year 2016. The lower gross margin in 2017 mainly relates to a transponder related inventory reserve adjustment in the Credentials segment made in the fourth quarter of 2017, as well as product and channel mix, with the faster growing Credentials segment contributing a higher proportion of revenue in relation to the higher margin Premises segment in 2017 versus 2016.

GAAP operating expenses, including research and development (R&D), sales and marketing (S&M), general and administrative (G&A), and restructuring and severance charges were $26.8 million in fiscal year 2017, compared to $34.9 million in fiscal year 2016, a decrease of 23%.

Non-GAAP operating expenses were $22.6 million in fiscal year 2017, compared to $27.2 million in fiscal year 2016, a decrease of 17%. The decrease was primarily driven by lower expenses across all categories as well as decreased general and administrative expenses due to lower legal and accounting professional fees associated with non-core business activities.

Fiscal year 2017 GAAP net loss was $8.1 million or $(0.61) per share, compared with GAAP net loss of $13.7 million or $(1.25) per share in fiscal year 2016. Fiscal year 2016 results included restructuring charges of $3.1 million.

Full year 2017 non-GAAP adjusted EBITDA was $2.7 million, compared with a non-GAAP adjusted EBITDA loss of $(2.1) million in full year 2016, predominantly reflecting the higher revenue and the lower operating expense base.

Cash was $19.1 million at December 31, 2017, compared to $15.7 million at September 30, 2017, and $9.1 million at December 31, 2016. The increased liquidity predominantly reflects the proceeds from an underwritten offering of common stock in May 2017 and the issuance of convertible preferred stock in December 2017.

See note regarding “Use of Non-GAAP Financial Measures” below for a discussion of the non-GAAP measures used in this press release.

Fiscal Year 2018 Guidance

For the fiscal year ending December 31, 2018, the Company expects revenue to be between $74 million and $78 million, and non-GAAP adjusted EBITDA between $4 million and $6 million.

Management Commentary

“2017 was a year of significant progress for Identiv,” said Steven Humphreys, Identiv CEO. “The business returned to annual growth, with the fastest growth occurring in the fourth quarter, demonstrating our building momentum. We’ve solidified our business platform, reaching key parameters of our mid-term target business model, which has led to positive non-GAAP adjusted EBITDA for the first year since 2010. Our business performance has allowed us to significantly strengthen our balance sheet, positioning us well for organic and inorganic growth in 2018. We believe we are at one of the most exciting inflection points for our company in years. Our core markets have substantial growth opportunities as the physical world leverages access control, RFID, IP, video, mobile and smart card technologies. With the recent addition of 3VR’s analytics platform and the launch of our Identiv Global Services offering, we believe we’re positioned to be one of the leading providers of next-generation security and information solutions for the physical world. We’ve now established our position as the trusted provider for frictionless, cost-effective, high-security solutions for premises and identification, enabling a new level of security and business intelligence for our customers.”

Conference Call

Identiv, Inc. management will hold a conference call today (March 8, 2018) at 5:00 p.m. Eastern time (2:00 p.m. Pacific time) to discuss these financial results. A question and answer session will follow management’s presentation.

U.S. dial-in number: +1-800-289-0438

International number: +1-323-794-2423

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Liolios Group at 1-949-574-3860.

The conference call webcast will be broadcasted live and available for replay here and via the Investor Relations section of Identiv’s website.

A replay of the call will be available after 8:00 p.m. Eastern time through April 8, 2018.

Toll-free replay number: +1-844-512-292

1International replay number: +1-412-317-6671

Conference ID: 6863560

About Identiv

Identiv, Inc. is a global provider of physical security and secure identification. Identiv’s products, software, systems, and services address the markets for physical and logical access control, video analytics and a wide range of RFID-enabled applications. Customers in the government, enterprise, consumer, education, healthcare, banking, retail, and transportation sectors rely on Identiv’s access and identification solutions. Identiv’s mission is to secure the connected physical world: from perimeter to desktop access, and from the world of physical things to the Internet of Everything. Identiv is a publicly traded company and its common stock is listed on the NASDAQ Capital Market in the U.S. under the symbol “INVE.” For more information, visit identiv.com.

Non-GAAP Financial Measures (Unaudited)

This press release includes financial information that has not been prepared in accordance with GAAP, including non-GAAP gross margin, non-GAAP adjusted EBITDA and non-GAAP operating expenses. Identiv uses non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating our ongoing operational performance. We believe that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends. The non-GAAP measures discussed above exclude items that are included in GAAP net income (loss), GAAP operating expenses, and GAAP gross margin, including provision (benefit) for income taxes, net loss attributable to non-controlling interest, interest expense, loss on extinguishment of debt, foreign currency losses (gains), stock-based compensation, amortization and depreciation, acquisition related transaction costs, a transponder related inventory reserve adjustment, and restructuring and severance. For historical periods, the exclusions are detailed in the reconciliation table included in this press release. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures as detailed in this press release. Identiv has not provided a reconciliation of its full-year 2018 adjusted EBITDA outlook to an expected GAAP net income (loss) outlook because certain items that are a component of GAAP net income (loss) cannot be reasonably projected. In particular, sufficient information is not available to calculate certain adjustments required for such reconciliations, including interest expense, income tax expense (benefit), share-based compensation, and foreign currency (gains) losses. These components of GAAP net income (loss) could significantly impact Identiv’s actual net income (loss).

Note Regarding Forward-Looking Information

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are those involving future events and future results that are based on current expectations as well as the current beliefs and assumptions of the Company’s management and can be identified by words such as “anticipates”, “believes”, “plans”, “will”, “intends”, “expects”, and similar references to the future. Any statement that is not a historical fact, including the statements regarding the Company’s expectations regarding future operating and financial performance, including full year 2018 revenue and adjusted EBITDA guidance, the Company’s beliefs regarding momentum in its business, the Company’s belief that it is well-positioned for organic and inorganic growth in 2018, the Company’s belief that it is at an inflection point in its business, potential growth opportunities, the benefits to the Company’s business as a result of the 3VR acquisition and related opportunities, and the Company’s beliefs regarding its status in the market and with customers is a forward-looking statement. Forward-looking statements are only predictions and are subject to a number of risks and uncertainties, many of which are outside our control, which could cause actual results to differ materially and adversely from those expressed in any forward-looking statements. Factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, actual results for fiscal 2017, the Company’s ability to continue the momentum in its business, its ability to successfully execute its business strategy, the actual benefits achieved through the acquisition of 3VR, the level of customer orders, the success of its products and partnerships, industry trends and seasonality, and factors discussed in our public reports, including our Annual Report on Form 10-K for the year ended December 31, 2016 and subsequent reports filed with the U.S. Securities and Exchange Commission. All forward-looking statements are based on information available to us on the date hereof, and we assume no obligation to update such statements.

Investor Relations Contact:

Matt Glover and Najim Mostamand, CFA

Liolios Group, Inc.

949-574-3860

IR@identiv.com

Media Contact:

press@identiv.com

— Financials Follow —

Identiv, Inc.

Consolidated Statements of Operations

(in thousands, except per share data)

(unaudited)

	Three Months Ended			Twelve Months Ended
	December 31, 2017	September 30, 2017	December 31, 2016	December 31,
				2017	2016
Net revenue	$16,555	$15,432	$14,647	$60,219	$56,168
Cost of revenue	11,636	9,571	8,401	38,059	32,439

Gross profit	4,919	5,861	6,246	22,160	23,729
Operating expenses:
Research and development	1,562	1,597	1,523	6,146	6,520
Selling and marketing	3,310	3,448	3,225	13,452	14,032
General and administrative	2,122	1,247	1,635	7,241	11,309
Restructuring and severance	—	(49)	(12)	(49)	3,088

Total operating expenses	6,994	6,243	6,371	26,790	34,949

Loss from operations	(2,075)	(382)	(125)	(4,630)	(11,220)
Non-operating income (expense):
Interest expense, net	(595)	(643)	(564)	(2,590)	(2,378)
Loss on extinguishment of debt	(1,765)	—	—	(788)	—
Foreign currency (losses) gains, net	(156)	(51)	(282)	(358)	27

Loss before income taxes and noncontrolling interest	(4,591)	(1,076)	(971)	(8,366)	(13,571)
Income tax benefit (provision)	53	42	(97)	214	(132)

Loss before noncontrolling interest	(4,538)	(1,034)	(1,068)	(8,152)	(13,703)
Less: Loss attributable to noncontrolling interest	22	2	4	14	8

Net loss attributable to Identiv, Inc.	$(4,516)	$(1,032)	$(1,064)	$(8,138)	$(13,695)

Basic and diluted net loss per share	$(0.31)	$(0.07)	$(0.10)	$(0.61)	$(1.25)
Weighted average shares used to compute basic and diluted loss per share	14,659	14,409	11,098	13,273	10,916

Identiv, Inc.

Consolidated Balance Sheets

(in thousands)

	December 31, 2017	September 30, 2017	December 31, 2016
ASSETS
Current assets:
Cash	$19,052	$15,741	$9,116
Accounts receivable, net of allowances	12,282	10,642	9,430
Inventories	11,126	13,396	11,596
Prepaid expenses and other assets	1,779	2,492	1,510

Total current assets	44,239	42,271	31,652
Property and equipment, net	2,043	2,117	2,416
Intangible assets, net	4,365	4,728	5,820
Other assets	715	722	712

Total assets	$51,362	$49,838	$40,600

LIABILITIES AND STOCKHOLDERS´ EQUITY
Current liabilities:
Accounts payable	$5,863	$7,552	$6,024
Current portion - payment obligation	888	877	786
Current portion - financial liabilities	9,829	9,957	8,119
Deferred revenue	1,090	1,143	1,085
Accrued compensation and related benefits	1,515	1,639	1,520
Other accrued expenses and liabilities	2,020	2,978	5,032

Total current liabilities	21,205	24,146	22,566
Long-term payment obligation	2,998	3,281	3,987
Long-term financial liabilities	2,921	6,474	9,779
Other long-term liabilities	385	181	335

Total liabilities	27,509	34,082	36,667

Total stockholders´ equity	23,853	15,756	3,933

Total liabilities and stockholders´equity	$51,362	$49,838	$40,600

Identiv, Inc.

Reconciliation of GAAP and Non-GAAP Financial Information

(in thousands)

(unaudited)

	Three Months Ended			Twelve Months Ended
	December 31, 2017	September 30, 2017	December 31, 2016	December 31,
				2017	2016
Reconciliation of GAAP gross profit margin and non-GAAP gross profit margin
GAAP cost of revenue	$11,636	$9,571	$8,401	$38,059	$32,439
Reconciling items included in GAAP cost of revenue:
Stock-based compensation	(11)	(24)	(5)	(82)	(77)
Amortization and depreciation	(280)	(291)	(299)	(1,131)	(1,239)
Transponder related inventory reserve adjustment	(1,971)	—	—	(1,971)	—

Total reconciling items included in GAAP cost of revenue	(2,262)	(315)	(304)	(3,184)	(1,316)

Non-GAAP cost of revenue	$9,374	$9,256	$8,097	$34,875	$31,123

Non-GAAP gross profit margin	43%	40%	45%	42%	45%

Reconciliation of GAAP operating expenses
GAAP operating expenses	$6,994	$6,243	$6,371	$26,790	$34,949
Reconciling items included in GAAP operating expenses:
Stock-based compensation	(553)	(640)	(592)	(2,398)	(2,765)
Amortization and depreciation	(391)	(414)	(374)	(1,621)	(1,922)
Acquisition related transaction costs	(204)	—	—	(212)	—
Restructuring and severance	—	49	12	49	(3,088)

Total reconciling items included in GAAP operating expenses	(1,148)	(1,005)	(954)	(4,182)	(7,775)

Non-GAAP operating expenses	$5,846	$5,238	$5,417	$22,608	$27,174

Reconciliation of GAAP net loss to non-GAAP adjusted EBITDA
GAAP net loss attributable to Identiv, Inc.	$(4,516)	$(1,032)	$(1,064)	$(8,138)	$(13,695)
Reconciling items included in GAAP net loss:
(Benefit) provision for income taxes	(53)	(42)	97	(214)	132
Net loss attributable to noncontrolling interest	(22)	(2)	(4)	(14)	(8)
Interest expense, net	595	643	564	2,590	2,378
Loss on extinguishment of debt	1,765	—	—	788	—
Foreign currency losses (gains), net	156	51	282	358	(27)
Stock-based compensation	564	664	597	2,480	2,842
Amortization and depreciation	671	705	673	2,752	3,161
Acquisition related transaction costs	204	—	—	212	—
Transponder related inventory reserve adjustment	1,971	—	—	1,971	—
Restructuring and severance	—	(49)	(12)	(49)	3,088

Total reconciling items included in GAAP net loss	5,851	1,970	2,197	10,874	11,566

Non-GAAP adjusted EBITDA	$1,335	$938	$1,133	$2,736	$(2,129)